UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

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Personalis, Inc.

(Name of Registrant as Specified In Its Charter)

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PERSONALIS, INC.

1330 O’Brien Drive

Menlo Park, California 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Personalis, Inc., a Delaware corporation (the “Company”). The meeting will be held on Friday, May 14, 2021 at 9:00 a.m. local time virtually via live webcast at www.virtualshareholdermeeting.com/PSNL2021, for the following purposes:

1.

To elect the Board of Directors’ two nominees for Class II director named in the accompanying proxy statement to hold office until the Company’s 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

3.	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is March 19, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the annual meeting of stockholders to be held on May 14, 2021, at 9:00 a.m. local time virtually via live webcast at www.virtualshareholdermeeting.com/PSNL2021.

The proxy statement and our annual report are available at

www.personalis.com

By Order of the Board of Directors,

/s/ Jonathan MacQuitty
Jonathan MacQuitty, Ph.D.
Chair of the Board of Directors

Menlo Park, California

April 1, 2021

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or via the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

i

PERSONALIS, INC.

1330 O’Brien Drive

Menlo Park, California 94025

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

MAY 14, 2021

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors of Personalis, Inc., sometimes referred to as the Company or Personalis, is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 1, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

How do I attend the Annual Meeting?

The meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/PSNL2021 on Friday, May 14, 2021 at 9:00 a.m. local time. Information on how to vote online at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 19, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 43,769,836 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 19, 2021 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting, vote by proxy through the internet or by telephone, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy through the internet or by telephone as instructed below, or by completing a proxy card that you may request or that we may elect to deliver at a later time.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 19, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting online. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

➢

Proposal No. 1 – To elect our Board of Directors’ two nominees for Class II director named herein to hold office until our 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

➢

Proposal No. 2 – To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with his or her best judgment.

How do I vote?

You may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal No. 2, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the webcast of the Annual Meeting, vote by proxy through the internet or by telephone, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

➢

To vote at the Annual Meeting you must be present via live webcast. To vote through the internet during the meeting, go to www.virtualshareholdermeeting.com/PSNL2021. Follow the instructions and have the control number from the Notice.

➢

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

➢

To vote through the internet before the meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on May 13, 2021 to be counted.

➢

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 13, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Personalis. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 19, 2021.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the internet, or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all two nominees for director and “For” Proposal No. 2. If any other matter is properly presented at the meeting, your proxyholder will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely instruct your broker, bank, or other nominee how to vote your shares. Banks, brokers and other nominees can vote your unvoted shares on routine matters, but cannot vote such shares on non-routine matters. If you do not timely provide voting instructions to your bank, broker, or other nominee to vote your shares, your bank, broker, or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. The election of directors (Proposal 1) is a non-routine matter. The ratification of the selection of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker, or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker, or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may grant a subsequent proxy by telephone or through the internet.

➢	You may send a timely written notice that you are revoking your proxy to our Secretary at 1330 O’Brien Drive, Menlo Park, California 94025.

➢	You may attend the live webcast of the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal No. 1, votes “For,” “Withhold” and broker non-votes, and, with respect to Proposal No. 2, votes “For” and “Against” as well as abstentions.

Abstentions will be counted towards the vote total for Proposal No. 2, and will have the same effect as “Against” votes on Proposal No. 2. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with this proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

➢

Proposal No. 1 – For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present online or represented by proxy and entitled to vote on the election of directors will be elected. Accordingly, only votes “For” will affect the outcome.

➢

Proposal No. 2 – To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021, the proposal must receive “For” votes from the holders of a majority of shares present online or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the voting power of the outstanding shares entitled to vote are present at the meeting online or represented by proxy. On the record date, there were 43,769,836 shares outstanding and entitled to vote.

Thus, the holders of 21,884,919 shares must be present online or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy card (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting online or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in our proxy materials for our 2022 Annual Meeting of Stockholders, your proposal must be submitted in writing by December 2, 2021 to our Secretary at 1330 O’Brien Drive, Menlo Park, California 94025, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. However, if the 2022 Annual Meeting of Stockholders is advanced by more than 30 days prior to or delayed by more than 30 days after May 14, 2022, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Pursuant to our Amended and Restated Bylaws, or our bylaws, if you wish to submit a proposal (including a director nomination) at the 2022 Annual Meeting of Stockholders that is intended to be included in next year’s proxy materials, you must do so not later than the close of business on Sunday, February 13, 2022 and no earlier than the close of business on Friday, January 14, 2022 provided, however, that if next year’s annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after May 14, 2022, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, the proxy solicited by our Board of Directors for the 2022 Annual Meeting will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Personalis has not been provided with timely notice and (ii) any proposal made in accordance with our bylaws, even if the 2022 proxy statement briefly describes the matter and how management proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our amended and restated certificate of incorporation provides for a classified board of directors (“Board of Directors”) consisting of three classes of directors. Currently, Class I consists of two directors, and Class II and Class III each consist of three directors. Each class serves for a three-year term. Vacancies on our Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board of Directors currently is composed of eight directors. There are three directors whose term of office expires in 2021. Two directors have been nominated for election as directors at the Annual Meeting; as a result, after the Annual Meeting, our Board of Directors will be composed of seven directors.

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the two individuals listed in the table below for election as directors at the Annual Meeting. Mr. West and Dr. Colowick were each previously elected to our Board of Directors prior to our initial public offering (our “IPO”), which was completed in June 2019. If the nominees listed below are elected, they will each hold office until the annual meeting of stockholders in 2024 and until each of their successors has been duly elected and qualified or, if sooner, until the director’s death, resignation or removal. All nominees are currently serving on our Board of Directors and have consented to being named in this proxy statement and to serve if elected. It is our policy to encourage directors and nominees for director to attend the Annual Meeting. All but one of our then-serving directors attended the annual meeting of our stockholders held in 2020.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director or nominee should serve on the Board of Directors. There are no family relationships among any of our executive officers or directors.

Nominees	Age (1)	Term Expires	Position(s) Held	Director Since
Alan Colowick, M.D.	58	2021	Director	2019
John West	64	2021	President, Chief Executive Officer, and Director	2011

(1)	As of March 19, 2021

Alan Colowick, M.D. Dr. Colowick has served on our Board of Directors since May 2019. Dr. Colowick has served on the board of directors of Harpoon Therapeutics, Inc., a publicly traded clinical stage immunotherapy company, since March 2021. From May 2017 to January 2021, Dr. Colowick served as a Partner at Sofinnova Investment, Inc., a clinical stage life sciences venture capital firm. From February 2010 to April 2017, Dr. Colowick held various positions, including Executive Vice President, at Celgene Corporation, a pharmaceutical company. From February 2008 to January 2010, Dr. Colowick served as the Chief Executive Officer of Gloucester Pharmaceuticals Inc., an early stage cancer pharmaceutical company, until its acquisition by Celgene Corporation in January 2010. From October 2006 to February 2008, Dr. Colowick served as President, Oncology at Geron Corporation, an early stage pharmaceutical company. Earlier in his career, Dr. Colowick served in various capacities at Amgen Inc., a biopharmaceutical company. Dr. Colowick previously served on the boards of directors of Principia Biopharma, Inc., a publicly traded biopharmaceutical company, from February 2017 to

September 2020, Achaogen, Inc., a publicly traded biopharmaceutical company, from August 2015 to August 2017, and Dimension Therapeutics, Inc., a publicly traded biopharmaceutical company, from August 2015 to November 2017. Dr. Colowick holds a B.S. in Molecular Biology from the University of Colorado, an M.D. from Stanford University School of Medicine, and an M.P.H. from the Harvard School of Public Health. Dr. Colowick was selected to serve on our Board of Directors because of his educational background in sciences, as well as financial understanding of the biotechnology industry gained from his investing experience.

John West. Mr. West is one of our founders and has served as Chief Executive Officer and as a member of our Board of Directors since August 2011. From May 2009 to July 2011, Mr. West served as Chief Executive Officer of ViaCyte, Inc., a regenerative medicine company. From August 2004 to January 2008, Mr. West served in various roles, including Chief Executive Officer from August 2004 to March 2005 at Solexa, Ltd., a DNA sequencing company, which became Solexa, Inc., Chief Executive Officer from March 2005 to January 2007 at Solexa, Inc., and Senior Vice President of DNA Sequencing from January 2007 to January 2008 at Illumina, Inc., a biotechnology company, after the sale of Solexa, Inc. to Illumina, Inc. Mr. West’s earlier career included positions related to DNA sequencing automation. Mr. West holds a B.S. in Nuclear Engineering and an M.S. in Mechanical Engineering from Massachusetts Institute of Technology and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. West was selected to serve on our Board of Directors because of the perspective and experience he brings as our Chief Executive Officer and his operating and management experience in the healthcare technology industry, particularly related to DNA sequencing and its applications.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present online or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board of Directors. The Board of Directors has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

The Board of Directors Recommends

a Vote “For” Each of the Nominees Named Above.

Information About Our Continuing Directors

Set forth below are the names, ages and length of service of the remaining members of our Board of Directors whose terms continue beyond the Annual Meeting.

Continuing Directors	Age (1)	Term Expires	Position(s) Held	Director Since
A. Blaine Bowman	74	2022	Director	2019
Karin Eastham	71	2022	Director	2019
Kenneth Ludlum	67	2023	Director	2015
Jonathan MacQuitty, Ph.D.	68	2022	Chair of the Board of Directors	2011
Woodrow A. Myers, Jr., M.D.	67	2023	Director	2021

(1)	As of March 19, 2021

The principal occupation, business experience, and education of each continuing director are set forth below.

A. Blaine Bowman. Mr. Bowman has served on our Board of Directors since May 2019. Beginning in 2006, Mr. Bowman served on the board of directors of Solexa, Inc., a DNA sequencing company, until its sale to Illumina, Inc., a publicly traded biotechnology company in January 2007, after which Mr. Bowman continued to serve on the board of directors of Illumina, Inc. until May 2018. From March 1977 to August 2005, Mr. Bowman served in various roles at Dionex Corporation, a publicly traded manufacturer of analytical instruments, including Chairman of the board of directors, President, and Chief Executive Officer, and he served on the board of directors until its sale to Thermo Fisher Scientific Inc. in May 2011. From July 2012 to December 2015, Mr. Bowman served on the board of directors of Altera Corporation, a publicly traded programmable logic devices company. Mr. Bowman holds a B.S. in Physics from Brigham Young University and an M.B.A. from the Stanford Graduate School of Business. Mr. Bowman was selected to serve on our Board of Directors because of his experience in executive roles and his experience serving on the boards of directors of various instrumentation and biotechnology companies.

Karin Eastham. Ms. Eastham has served on our Board of Directors since September 2019. Ms. Eastham has served on the boards of directors of Nektar Therapeutics, Inc., a publicly traded biopharmaceutical company, since September 2018, Veracyte, Inc., a publicly traded genomic diagnostics company, since December 2012, and Geron Corporation, a publicly traded biotechnology company, since March 2009. Ms. Eastham served as a member of the board of directors of Illumina, Inc., a publicly traded biotechnology company, from August 2004 to May 2019. From May 2004 to September 2008, Ms. Eastham served as Executive Vice President and Chief Operating Officer, and as a member of the Board of Trustees, of the Burnham Institute for Medical Research, a non-profit corporation engaged in biomedical research. Ms. Eastham received a B.S. in Accounting and an M.B.A. from Indiana University and is a Certified Public Accountant. Ms. Eastham was selected to serve on our Board of Directors because of her expertise in financial and operations management and experience serving on the boards of life science companies.

Kenneth Ludlum. Mr. Ludlum has served on our Board of Directors since July 2015. Mr. Ludlum has served on the board of directors of IRIDEX Corporation, a publicly traded medical technology company, since April 2019. From January 2002 to June 2020, Mr. Ludlum served on the board of directors of Natus Medical Inc., a publicly traded medical device and equipment company. From February 2014 to April 2016, Mr. Ludlum served as Chief Financial Officer at CareDx, Inc., a molecular diagnostics company, and prior to that Mr. Ludlum served as a Chief Financial Officer for other publicly traded companies. Mr. Ludlum holds a B.S. in Business Administration from Lehigh University and an M.B.A. from Columbia Business School. Mr. Ludlum was selected to serve on our Board of Directors because of his experience working for and with healthcare, medical device, biotechnology, and diagnostic companies and his expertise in finance, accounting, and general management.

Jonathan MacQuitty, Ph.D. Dr. MacQuitty, our Chair of the Board, has served on our Board of Directors since June 2011. Since July 2018, Dr. MacQuitty has served on the board of directors and as Chief Executive Officer of D2G Oncology, Inc., an oncology biotechnology company. Since April 2016, Dr. MacQuitty has served as a Venture Partner at Lightspeed Venture Partners, an early-stage venture capital firm. From May 2015 to April 2017, Dr. MacQuitty served as Chief Executive Officer of Forty Seven, Inc., an immuno-oncology company. From May 1999 to December 2014, Dr. MacQuitty served in various roles, including Partner, at Abingworth Management Inc., a trans-Atlantic bio-investment firm. Dr. MacQuitty holds a B.A. and M.A. in Chemistry from Oxford University, a Ph.D. in Chemistry from the University of Sussex, and an M.B.A. from the Stanford Graduate School of Business. Dr. MacQuitty was selected to serve on our Board of Directors because of his operational experience in life science companies.

Woodrow A. Myers, Jr., M.D. Dr. Myers has served on our Board of Directors since March 2021. From May 2007 to December 2018, Dr. Myers served on the board of directors of Express Scripts Inc., a publicly traded health care company. From January 2018 to February 2019, Dr. Myers served as Chief Medical Officer and Chief Healthcare Strategist for Blue Cross Blue Shield of Arizona. Since December 2015, Dr. Myers has served as Managing Director of Myers Ventures LLC, a healthcare consulting company. Dr. Myers holds a B.S. in Biology from Stanford University, an M.B.A. from Stanford Graduate School of Business, and an M.D. from Harvard Medical School. Dr. Myers was selected to serve on our Board of Directors because of his extensive experience in the healthcare industry, including in government and health policy roles.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Overview

We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies, and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on the Investors section of our website, www.personalis.com, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters for our Audit, Compensation, and Nominating and Corporate Governance Committees. We believe that our corporate governance policies and practices, including the substantial percentage of independent directors on our Board of Directors and the appointment of an independent Chair of the Board of Directors, empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure.

Board Experience and Diversity

We believe in order to provide effective decision making and oversight of the Company, our Board of Directors’ experience and diversity is integral. As set forth in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee and our Board of Directors consider diversity, age, skills and such other factors as they deem appropriate given the current needs of the Board and the Company in identifying director nominees, the Nominating and Corporate Governance Committee and our Board of Directors believe that considering age, gender and ethnic diversity is consistent with the goal of creating a board that best serves the needs of the Company and the interests of our stockholders.

Independence of the Board of Directors

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Our Board of Directors has undertaken a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board of Directors has determined that Messrs. Bowman and Ludlum, Ms. Eastham, and Drs. Colowick, MacQuitty, and Myers do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is otherwise “independent” as that term is defined under applicable Nasdaq listing standards. Mr. West is not considered independent because he currently serves as our Chief Executive Officer. In addition, our Board of Directors has determined that each member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company. In making these independence determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board of Directors Leadership Structure

The positions of Chair of the Board of Directors and Chief Executive Officer are currently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business,

while allowing our Chair to lead our Board of Directors in its fundamental role of providing advice to and oversight of other members of management. Our Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer must devote to his position in the current business environment, particularly as our Board of Directors’ oversight responsibilities continue to grow.

Although our bylaws and Corporate Governance Guidelines do not require that we separate the Chair and Chief Executive Officer positions, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time. Our Board of Directors recognizes that, depending on the circumstances, other leadership models, such as combining the role of Chair with the role of Chief Executive Officer, might be appropriate. Accordingly, our Board of Directors may periodically review its leadership structure. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure.

Our Corporate Governance Guidelines provide that in the event that the Chair is not an independent director, our Board of Directors may designate one of the independent directors to serve as Lead Independent Director. Specific roles and responsibilities of the Lead Independent Director, which are detailed in our Corporate Governance Guidelines, include:

•	presiding at all meetings of the Board of Directors at which the Chair is not present, including executive sessions of the independent directors;

•	acting as liaison between the independent directors and the Chief Executive Officer and Chair;

•	presiding over meetings of the independent directors;

•	consulting with the Chair in planning and setting schedules and agendas for meetings of the Board of Directors to be held during the year; and

•	performing such other functions as the Board of Directors may delegate.

As discussed above, except for our Chief Executive Officer, our Board of Directors is comprised of independent directors. The active involvement of these independent directors provide balance on the Board of Directors and promote strong, independent oversight of our management and affairs.

Role of the Board of Directors in Risk Oversight

Our Board of Directors believes that risk management is an important part of establishing, updating, and executing on our business strategy. Our Board of Directors, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the Company. Our Board of Directors focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage, and mitigate those risks. Our Board of Directors and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, cybersecurity, legal, and regulatory risks. While our Board of Directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

The Audit Committee is responsible for overseeing our financial reporting process on behalf of our Board of Directors and reviewing with management and our auditors, as appropriate, our major financial risk exposures as well as risks relating to data privacy, technology, and information security, including cybersecurity and back-up of information systems, and the steps taken by management to monitor and control these exposures. With respect to cybersecurity, the Audit Committee monitors our cybersecurity risk profile, receives periodic updates from management on all matters related to cybersecurity and reports out to the full Board of Directors. The Compensation Committee is responsible for overseeing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board of Directors. These committees provide regular reports to the full Board of Directors.

In March 2020, in light of the ongoing COVID-19 pandemic, we formed an ad-hoc advisory committee of the Board of Directors, which we refer to as the COVID-19 Advisory Committee of the Board of Directors. Messrs. Ludlum and West and Dr. MacQuitty serve on this committee. In addition, Mr. Balthrop served as chair of this committee until his resignation from our Board of Directors in March 2021. The committee met five times during 2020 and is responsible for overseeing and advising on the unique risks to our business, operations, employees, facilities, and financial condition related to the COVID-19 pandemic. The committee assessed the applicability of pandemic-related restrictions to our business and laboratory operations (such as local shelter-in-place orders), potential disruptions to our customers, prioritization of customer orders, the impact on commercial activities such as employee travel and customer engagement, investor relations considerations including our ability to provide financial guidance, implications of certain employees working remotely and related cybersecurity risks, our insurance coverage, federal government relief and stimulus legislation, and implementation of additional safety protocols (e.g., adequate social distancing measures within our laboratory facilities).

In November 2020, we formed a cybersecurity working group to oversee cybersecurity as it pertains to our operations. Messrs. Ricci (Chair), Bowman, Ludlum and Tachibana participate in this working group, along with other members of our management team. Along with the Audit Committee, this working group assists the Board of Directors in providing oversight and assessment relating to the identification and evaluation of operational, regulatory, compliance and external cybersecurity risks inherent to our business, and other risks related to data privacy and information technology. The cybersecurity working group reviews our cybersecurity management processes and infrastructure, and discusses and evaluates any risks identified by such processes or otherwise, including cybersecurity risks and other risks related to information technology, and any mitigation activities put in place in response to such risks.

We have based our cybersecurity assessment approach on the National Institute of Standards and Technology Cybersecurity Framework and are implementing methodologies that are consistent with that framework, such as asset management, leading protection and detection technologies, continual monitoring, employee training and business continuity plans. We arrange for independent security assessments to keep us up to date on new security gaps and measures we can implement. Additionally, we conduct random phishing and penetration tests to assess our defenses as well as our employees’ awareness of cybersecurity risks.

Expectations of Board Members

Director Orientation and Continuing Education

Directors are expected to stay abreast of our strategic plans, key policies and practices, and industry trends. Our General Counsel and Chief Financial Officer are responsible for assuring the orientation of new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in exercising their duties. In August 2020, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors approved a policy that provides for reimbursement of continuing education expenses for each director. In addition, the

Company provides opportunities for directors to visit Company facilities in order to provide greater understanding of the Company’s business and operations.

Service on Other Boards

The Board of Directors recognizes that a director’s ability to fulfill his or her responsibilities as a member of the Board of Directors can be impaired if he or she serves on a large number of other boards or board committees. To that end, our Corporate Governance Guidelines provide that, unless approved by the Board of Directors, non-employee directors should generally serve on no more than four other public company boards and non-employee directors who are executive officers of other public companies should generally serve on no more than one other public company board. In selecting nominees for election (or for re-election, in the case of incumbent directors whose terms of office are set to expire), the Board of Directors takes into account the other demands on the time of a candidate.

Director Evaluation and Board, Committee and Individual Director Self-Assessments

In order to help ensure that the current and future business needs of the Company are being served, the Nominating and Corporate Governance Committee facilitates annual Board and committee self-assessments, including director assessments of the performance of the Board of Directors as a whole, and director assessments of the performance of each committee on which he or she serves, and facilitates discussion among directors regarding the assessment results and any potential changes to the Company’s governance process indicated by the assessments.

Meetings of the Board of Directors

The Board of Directors met six times during 2020. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of 2020 for which he or she was a director or committee member.

Information Regarding Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2020 for each of these committees of the Board of Directors:

Name	Audit		Compensation		Nominating and Corporate Governance
Patrick Balthrop (1)			✓		✓	*
A. Blaine Bowman	✓
Alan Colowick, M.D.					✓
Karin Eastham	✓				✓
Kenneth Ludlum	✓	*
Jonathan MacQuitty, Ph.D.			✓	*
Paul Ricci	✓		✓
John West
Woodrow A. Myers, Jr., M.D. (2)
Number of Meetings		4		7		4

*	Committee Chairperson

(1)	Mr. Balthrop resigned from our Board of Directors in March 2021.

(2)	Dr. Myers joined our Board of Directors in March 2021; in connection with his appointment, Dr. Myers also became a member of the Nominating and Corporate Governance Committee.

Below is a description of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The written charters of the committees are available to stockholders on the Investors section of our website at www.personalis.com. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

Our Audit Committee currently consists of Messrs. Bowman, Ludlum, and Ricci and Ms. Eastham, each of whom our Board of Directors has determined satisfies the independence requirements under the Nasdaq listing rules and Rule 10A-3(b)(1) of the Exchange Act. The Chair of our Audit Committee is Mr. Ludlum. Our Board of Directors has determined that each of Messrs. Bowman, Ludlum, and Ricci and Ms. Eastham is an “audit committee financial expert” within the meaning of the SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with the applicable Nasdaq listing standards. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of her or his employment in the corporate finance sector. The functions of this committee include:

•	helping our Board of Directors oversee our corporate accounting and financial reporting processes;

•	managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related person transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law;

•	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm; and

•

assessing and providing oversight to management relating to the identification and evaluation of major strategic, operational, regulatory, compliance and external risks inherent to our business, including cybersecurity risks and other risks related to data privacy and information technology.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Respectfully submitted,

The Audit Committee of the Board of Directors

Kenneth Ludlum (Chairperson)

A. Blaine Bowman

Karin Eastham

Paul Ricci

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee currently consists of Mr. Ricci and Dr. MacQuitty, and the Chair of our Compensation Committee is Dr. MacQuitty. Our Board of Directors has determined that each of Mr. Ricci and Dr. MacQuitty is independent under the Nasdaq listing standards. The functions of this committee include:

•	reviewing and approving, or reviewing and recommending to our Board of Directors for approval the compensation of our Chief Executive Officer and other executive officers;

•	reviewing and recommending to our Board of Directors the compensation of our directors;

•	administering our equity incentive plans and other benefit programs;

•

reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and Radford, an AonHewitt Company (“Radford”), the Compensation Committee’s compensation consultant. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation

Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities, and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting, or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Radford as a compensation consultant. The Compensation Committee requested that Radford review industry-wide compensation practices and trends to assess the competitiveness of our executive and non-employee director compensation programs.

As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Radford also conducted individual interviews with senior management to learn more about our business operations and strategy, key performance metrics, and strategic goals, as well as the labor markets in which we compete. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration and to the Board of Directors for its information. Following an active dialogue with Radford, the Compensation Committee recommended that the Board of Directors approve certain recommendations of Radford.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently or has been at any time one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Dr. Colowick, Ms. Eastham, and Dr. Myers. Mr. Balthrop served as the Chair of our Nominating and Corporate Governance Committee until his resignation in March 2021. Our Board of Directors has determined that Dr. Colowick, Ms. Eastham, and Dr. Myers are independent under the applicable Nasdaq listing standards. The functions of this committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;

•	considering and making recommendations to our Board of Directors regarding the composition and chairmanship of the committees of our Board of Directors;

•	developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and

•	overseeing periodic evaluations of the Board of Directors’ performance, including committees of the Board of Directors.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management; having sufficient time to devote to the affairs of the Company; demonstrating excellence in his or her field; having the ability to exercise sound business judgment; having experience as a board member or executive officer of another publicly held company; having a diverse personal background, perspective, and experience; and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of Personalis, and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills, and such other factors as it deems appropriate, given the current needs of the Board of Directors and Personalis, to maintain a balance of knowledge, experience, and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to Personalis during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 1330 O’Brien Drive, Menlo Park, California 94025. Submissions must include, among other items required by our bylaws, the name, age, business address and residence address of the proposed nominee; the principal occupation or employment of such nominee; the class and number of shares of each class of capital stock of the Corporation which are owned of record and beneficially by the proposed nominee; the date or dates on which such shares were acquired and the investment intent of such acquisition; a statement whether the proposed nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors; and such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected).

Stockholder Communications With the Board of Directors

Our Board of Directors believes that stockholders should have an opportunity to communicate with the Board of Directors, and efforts have been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that our responsiveness to stockholder communications to the Board of Directors has been excellent. Stockholders wishing to communicate with the Board of Directors or an individual director may send a written communication to the Board of Directors or such director c/o Personalis, Inc., 1330 O’Brien Drive, Menlo Park, California 94025, Attn: Secretary. The Secretary will review each communication. The Secretary will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening, or similarly inappropriate, in which case the Secretary shall discard the communication.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors, including those officers responsible for financial reporting. The full text of our Code of Business Conduct and Ethics is posted on the Investors section of our website at www.personalis.com. Annually, the Audit Committee of our Board of Directors reviews and assesses the adequacy of our Code of Business Conduct and Ethics and recommends any proposed changes to our Board of Directors for approval. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above.

Corporate Governance Guidelines

As part of our Board of Directors’ commitment to enhancing stockholder value over the long term, our Board of Directors has adopted a set of Corporate Governance Guidelines to provide the framework for the governance of the Company and to assist our Board of Directors in the exercise of its responsibilities. Our Corporate Governance Guidelines cover, among other topics, board composition and structure, board membership criteria, director independence, board and board committee assessments, committees of the Board of Directors, board access to management and outside advisors, and director orientation and education. The Corporate Governance Guidelines, as well as the charters for each committee of the Board of Directors, may be viewed on the Investors section of our website at www.personalis.com.

Sustainability and Corporate Responsibility

Environment

We are committed to conducting business in a way that considers our environment and the Earth’s changing climate, and that is also consistent with providing a high state of wellness and success for our employees and other stakeholders. To date, we have incorporated environmentally sustainable practices into certain of our facilities and operations, and we plan to invest in more of these practices as we continue to grow. Our approach is to foster growth and longevity and to create long-term value by considering every dimension of how we operate – ethical, economic, and environmental. Through this plan, we strive to contribute to bettering our world by making a positive impact on people and the planet.

Our People

We recognize that our employees are both our most valuable asset and our most important investment. The success of our organization is reliant upon each individual’s significant contribution to our corporate culture and goals in line with our core company values of:

•	Integrity

•	Respect

•	Teamwork and collaboration

•	Commitment to scientific excellence

•	Dedication to discovery and innovation

•	Passion

We recognize the importance of our efforts in facilitating the development of safer, more effective precision cancer therapies, immunotherapies, and personalized medicines. We regularly seek to reinforce to our employees the connection between our mission to transform the development of next-generation cancer therapies by providing more comprehensive molecular data about each patient’s tumor and its potential benefits to society.

We understand that our future depends upon the attraction, retention, and engagement of a talented, diverse, and committed team that can thrive and innovate in a supportive and safe environment. Our efforts to ensure this occurs across the enterprise include offering competitive total rewards programs, ongoing training and development, commitment to the safety and health of our employees, and support for our employees during the unprecedented global circumstances that began in 2020.

Many of our insights and adaptations during 2020 related to the hiring and support of our employees are expected to be continued through 2021. These include additional outreach and enhanced communication by our leadership and employees at multiple levels and support for more flexible work plans.

At a foundational level, employees receive training related to workplace safety and emergency preparedness, awareness and expectations of inclusion and diversity, awareness of cyber security, including required data protection, and other regulatory matters. We have established a Diversity Committee, which committee’s membership includes certain members of our management team and certain employees. Our Diversity Committee identifies learnings employees can benefit from including insights from employees with different backgrounds and opportunities to actively contribute at work and in our communities to support diversity and inclusiveness.

We believe engagement and retention is especially critical at Personalis given the complex and highly technical nature of our work. Successfully onboarding new employees involves a significant commitment from managers and fellow employees. Retaining newly hired team members is also critical given the relatively small number of applicants who meet our requirements and the competitive market for such talent. Our approach involves ongoing internal and external reviews and benchmarking of the competitiveness of our offerings, including in the following areas: cash and equity compensation, benefits, workplace flexibility, and career growth and development opportunities. As a company with significant growth plans, we expect to continue not only with our current efforts, but to broaden them with input from employees and managers, as well as comparisons with others in our industries and other sectors.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since 2018. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present online or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to approve this Proposal No. 2.

The Board of Directors Recommends

a Vote “For” Proposal No. 2.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to Personalis for the years ended December 31, 2019 and 2020, by Deloitte & Touche LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2019	2020
	(in thousands)
Audit Fees (1)	$1,932	$969
Audit-Related Fees	—	—
Tax Fees (2)	—	36
All Other Fees	—	—

Total Fees	$1,932	$1,005

(1)

Audit Fees includes fees for Deloitte & Touche LLP’s audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are typically provided by the independent registered public accounting firm in connection with regulatory filings for those fiscal years. This category also includes fees for comfort letters and consents issued in connection with SEC filings. Fiscal 2019 fees were higher than fiscal 2020 fees because of the additional professional services provided in connection with our IPO in 2019, including comfort letters, consents, and review of documents filed with the SEC.

(2)	Tax Fees includes fees for tax advice, tax planning, and transfer pricing in connection with our expansion into China.

All fees incurred subsequent to our initial public offering in June 2019 were pre-approved by our Audit Committee.

Pre-Approval Procedures

The Audit Committee has procedures in place for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 19, 2021 (except as noted) by:

•	each director and nominee for director;

•	each of the executive officers named in the Summary Compensation Table under “Executive Compensation” below (referred to throughout this proxy statement as our named executive officers);

•	all current executive officers and directors as a group; and

•	all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

This table is based upon information supplied by officers and directors as well as Schedules 13G or 13D filed with the SEC by beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 43,769,836 shares outstanding on March 19, 2021, adjusted as required by rules promulgated by the SEC.

Except as otherwise noted below, the address for persons listed in the table is c/o Personalis, Inc., 1330 O’Brien Drive, Menlo Park, California 94025.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Entities affiliated with Lightspeed Venture Partners (1)	7,850,734	17.9%
ARK Investment Management LLC (2)	6,778,623	15.5%
JPMorgan Chase & Co.(3)	3,340,089	7.6%
BlackRock Inc. (4)	2,309,401	5.3%
Executive Officers and Directors
John West (5)	2,476,234	5.4%
Richard Chen, M.D., M.S. (6)	315,136	*
Aaron Tachibana (7)	169,593	*
A. Blaine Bowman (8)	34,000	*
Alan Colowick, M.D. (9)	34,000	*
Karin Eastham (10)	22,000	*
Kenneth Ludlum (11)	127,750	*
Jonathan MacQuitty, Ph.D.(12)	111,500	*
Paul Ricci (13)	178,999	*
Woodrow A. Myers, Jr., M.D.	—	—
All executive officers and directors as a group (10 persons) (14)	3,469,212	7.5%

*	Represents beneficial ownership of less than 1%.

(1)

Based solely on information obtained from a Schedule 13D filed with the SEC on August 24, 2020 on behalf of (i) Lightspeed Venture Partners VIII, L.P., a Cayman Islands exempted limited partnership (“Lightspeed VIII”), (ii) Lightspeed General Partner VIII, L.P., a Cayman Islands exempted limited partnership (“LGP VIII”), (iii) Lightspeed Ultimate General Partner VIII, Ltd., a

Cayman Islands exempted company (“LUGP VIII”), (iv) Lightspeed Venture Partners Select, L.P., a Cayman Islands exempted limited partnership (“Lightspeed Select”), (v) Lightspeed General Partner Select, L.P., a Cayman Islands exempted limited partnership (“LGP Select”), (vi) Lightspeed Ultimate General Partner Select, Ltd., a Cayman Islands exempted company (“LUGP Select”), (vii) Lightspeed Venture Partners Select IV, L.P., a Cayman Islands exempted limited partnership (“Lightspeed Select IV”), (viii) Lightspeed General Partner Select IV, L.P., a Cayman Islands exempted limited partnership (“LGP Select IV”), (ix) Lightspeed Ultimate General Partner Select IV, L.L.C., a Cayman Islands limited liability company (“LUGP Select IV”), (x) Barry Eggers (“Eggers”), (xi) Jeremy Liew (“Liew”), (xii) Ravi Mhatre (“Mhatre”), (xiii) Peter Y. Nieh (“Nieh”) and (xiv) Arif Janmohamed (“Janmohamed” and, together with Lightspeed VIII, LGP VIII, LUGP VIII, Lightspeed Select, LGP Select, LUGP Select, Lightspeed Select IV, LGP Select IV, LUGP Select IV, Eggers, Liew, Mhatre, and Nieh, the “Reporting Persons” and each, a “Reporting Person”). Consists of (i) 4,117,768 shares held by Lightspeed VIII, (ii) 1,958,726 shares held by Lightspeed Select, and (iii) 1,774,240 shares held by Lightspeed Select IV. LUGP VIII serves as the sole general partner of LGP VIII, which serves as the sole general partner of Lightspeed VIII. Eggers, Mhatre and Nieh are directors of LUGP VIII and share voting and dispositive power over the shares held by Lightspeed VIII. LUGP Select serves as the sole general partner of LGP Select, which serves as the sole general partner of Select. Eggers, Liew, Mhatre and Nieh are directors of LUGP Select and share voting and dispositive power over the shares held by Select. LUGP Select IV is the general partner of LGP Select IV, which is the general partner of Lightspeed Select IV. Liew, Mhatre and Janmohamed serve as managers of LUGP Select IV and share voting and dispositive power over the shares held by Lightspeed Select IV. The principal business address for these persons and entities is 2200 Sand Hill Road, Menlo Park, CA 94025.

(2)

Based solely on information obtained from a Schedule 13G filed with the SEC on January 11, 2021 by ARK Investment Management LLC (“ARK”). ARK is the beneficial owner of 6,778,623 shares and has sole voting power and sole dispositive power over 6,778,623 shares. The address of ARK is 3 East 28th Street, 7th Floor, New York, NY 10016.

(3)

Based solely on information obtained from a Schedule 13G filed with the SEC on January 15, 2021 by JPMorgan Chase & Co. (“JPM”). JPM is the beneficial owner of 3,340,089 shares and has sole voting power over 2,795,530 shares and sole dispositive power over 3,340,089 shares. The address of JPM is 383 Madison Avenue, New York, NY 10179.

(4)

Based solely on information obtained from a Schedule 13G filed with the SEC on February 2, 2021 by BlackRock, Inc. (“BlackRock”). BlackRock is the beneficial owner of 2,309,401 shares and has sole voting power over 2,259,891 shares and sole dispositive power over 2,309,401 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)	Consists of (i) 506,770 shares held by Mr. West and (ii) 1,969,464 shares subject to options exercisable within 60 days of March 19, 2021.

(6)	Consists of (i) 52,483 shares held by Dr. Chen and (ii) 262,653 shares subject to options exercisable within 60 days of March 19, 2021.

(7)	Consists of (i) 54,489 shares held by Mr. Tachibana and (ii) 115,104 shares subject to options exercisable within 60 days of March 19, 2021.

(8)	Consists of 34,000 shares subject to options exercisable within 60 days of March 19, 2021.

(9)	Consists of 34,000 shares subject to options exercisable within 60 days of March 19, 2021.

(10)	Consists of 22,000 shares subject to options exercisable within 60 days of March 19, 2021.

(11)	Consists of (i) 30,000 shares held by Mr. Ludlum and 70,000 shares held in trust and (ii) 27,750 shares subject to options exercisable within 60 days of March 19, 2021.

(12)	Consists of 111,500 shares subject to options exercisable within 60 days of March 19, 2021.

(13)	Consists of (i) 39,999 shares held in trust by Mr. Ricci and (ii) 139,000 shares subject to options exercisable within 60 days of March 19, 2021.

(14)	Consists of (i) 753,741 shares held of record by our executive officers and directors and (ii) 2,715,471 shares pursuant to options exercisable within 60 days of March 19, 2021.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of March 19, 2021:

Name	Age	Position
John West (1)	64	President, Chief Executive Officer, and Director
Richard Chen, M.D., M.S.	50	Chief Scientific Officer
Aaron Tachibana	60	Chief Financial Officer

(1)	Please see “Information About Our Continuing Directors” for Mr. West’s biography.

Richard Chen, M.D., M.S. Dr. Chen has served as our Chief Scientific Officer since November 2011. Since September 2011, Dr. Chen has served on the clinical faculty at Stanford University School of Medicine. In August 1997, Dr. Chen co-founded Ingenuity Systems, a genomic data software company. Dr. Chen holds a B.S. in Computer Science from Stanford University, an M.S. in Medical Informatics from Stanford University School of Medicine, and an M.D. from Stanford University School of Medicine.

Aaron Tachibana. Mr. Tachibana has served as our Chief Financial Officer since March 2019. From August 2015 to September 2018, Mr. Tachibana served as Chief Financial Officer at Lumentum Holdings Inc., a designer and manufacturer of optical and photonic products. From November 2013 to July 2015, Mr. Tachibana served as Vice President, Finance and Corporate Controller at JDS Uniphase Corp., subsequently renamed Viavi Solutions Inc., a network test, measurement, and assurance technology company. From March 2010 to October 2013, Mr. Tachibana served as Chief Financial Officer at Pericom Semiconductor Corp., a supplier of high-performance connectivity and timing solutions. Mr. Tachibana holds a B.S. in Business Administration and Finance from San Jose State University.

EXECUTIVE COMPENSATION

The following table shows for the years ended December 31, 2019 and 2020, the compensation awarded to or paid to, or earned by, our Chief Executive Officer and each of our two other most highly compensated executive officers.

Summary Compensation Table for 2020

Name and Principal Position	Year	Salary ($)		Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
John West	2020	537,500		—	2,349,638	495,000	1,000	3,383,138
President, Chief Executive Officer, and Director	2019	476,443		—	196,548	309,000	—	981,991
Aaron Tachibana	2020	412,500		391,875	519,144	190,000	1,000	1,514,519
Chief Financial Officer	2019	292,692	(5)	886,000	1,694,815	130,000	—	3,003,507
Richard Chen, M.D., M.S.	2020	437,500		178,125	619,836	200,000	1,000	1,436,461
Chief Scientific Officer	2019	393,751		88,600	—	150,000	—	632,351

(1)

Amounts represent the grant date fair value of the stock awards granted to the named executive officers during 2019 and 2020 as computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(2)

Amounts represent the aggregate grant date fair value of stock options granted to our named executive officers during 2019 and 2020, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(3)

Amounts represent annual performance-based cash bonuses earned by our named executive officers based on the achievement of certain corporate performance objectives and individual performance during 2019 and 2020. For more information regarding these bonuses, see below under “Narrative to Summary Compensation Table—Annual Bonus Plan.”

(4)	Amounts represent matching contributions under our 401(k) plan during 2020.

(5)	Mr. Tachibana began serving as our Chief Financial Officer in March 2019.

Narrative to Summary Compensation Table

Base Salary

Our Compensation Committee recognizes the importance of base salary as an element of compensation that helps to attract and retain our executive officers. We provide base salary as a fixed source of cash compensation to recognize each named executive officer’s day-to-day responsibilities, which is designed to provide an appropriate and competitive base level of current cash income for the named executive officers. The 2020 annual base salaries of Mr. Tachibana and Dr. Chen were approved by the Compensation Committee in March 2020 to become effective April 1, 2020. The 2020 annual base salary of Mr. West was approved by the Board of Directors in March 2020 to become effective April 1, 2020.

The 2019 and 2020 base salaries were as follows:

Named Executive Officer	2019 Base Salary	2020 Base Salary
John West	$500,000	$550,000
Aaron Tachibana	$375,000	$425,000
Richard Chen, M.D., M.S.	$400,001	$450,000

Annual Bonus Plan

Our executive officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined performance goals and to reward our executives for individual achievement toward these goals. The performance-based bonus each executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our board or compensation committee establishes and is paid annually. Annually, the Compensation Committee of our Board of Directors reviews the Company’s performance and determines the actual bonus payout to be awarded to each of our eligible executive officers.

For 2020, our named executive officers were eligible to earn annual cash bonuses based on the Compensation Committee’s determination of achievement of certain performance objectives recommended by it and approved by our Board of Directors.

Equity Compensation

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based awards helps us to attract, retain and motivate executive officers, and encourages them to devote their best efforts to our business and financial success. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executive officers generally are awarded an initial new hire grant upon commencement of employment, as well as annual grants.

Each of our named executive officers currently holds stock options under our 2019 Equity Incentive Plan, or the 2019 Plan, and our 2011 Equity Incentive Plan, or the 2011 Plan, that were granted subject to the general terms of the applicable plan and the applicable forms of stock option agreement thereunder. The specific vesting terms of each named executive officer’s stock options are described below under “—Outstanding Equity Awards at December 31, 2020.” For additional information about our equity compensation plans, please see the section titled “—Equity Compensation Plans” below.

We currently grant all equity awards pursuant to the 2019 Plan or our 2020 Inducement Plan, or the 2020 Plan. All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of the grant, and generally vest 25% after one year from the vesting commencement date and on a monthly basis thereafter over 36 months, subject to the continued service with us through each vesting date. All options have a maximum term of up to 10 years from the date of grant, subject to earlier expiration following the cessation of an executive officer’s continuous service with us. Option vesting is subject to acceleration as described below under “—Potential Payments upon Termination or Change in Control” and “—Equity Compensation Plans.” Options generally remain exercisable for 90 days following an executive officer’s termination, except in the event of a termination for cause or due to disability or death.

In March 2020, the Compensation Committee granted to each of Mr. West and Dr. Chen a stock option to purchase 330,000 shares and 37,500 shares of our common stock, respectively, under the 2019 Plan, which vest in 36 equal monthly installments, subject to each executive’s continued service to us on each applicable vesting date. In March 2020, the Compensation Committee granted to each of Mr. Tachibana and Dr. Chen a restricted stock unit award of 82,500 shares and 37,500 shares, respectively, under the 2019 Plan, which vest in 12 equal quarterly installments, subject to each executive’s continued service to us on each applicable vesting date. In March 2020, upon recommendation by the Compensation Committee, the Board of Directors granted to Mr. West a stock option to purchase 421,000 shares, which vest in full when our market capitalization, calculated as the closing price of our common stock on the Nasdaq Global Stock Market multiplied by the number of shares of the our common stock outstanding, averages over or equal to $1 billion over a 30-calendar day period (the “West Performance Option”). Upon a change in control, the vesting of the shares subject to the West Performance Option will accelerate on a pro rata basis based on the price per share in such change in control transaction multiplied by the number of shares of our common stock outstanding at the time of completion of such transaction divided by $1.0 billion, with up to 100% of the shares eligible for such accelerated vesting. In November 2020, the Board of Directors certified that the performance criteria for the West Performance Option had been achieved and, as a result, the West Performance Option vested in full. In December 2020, the Compensation Committee granted to each of Mr. Tachibana and Dr. Chen a stock option to purchase 30,000 shares of our common stock under the 2019 Plan, which vest in 12 equal monthly installments measured from March 16, 2023, subject to each executive’s continued service to us on each applicable vesting date.

Employment Terms

We have entered into employment agreements or offer letters with each of our named executive officers. Descriptions of such arrangements with our named executive officers are included under the caption “—Employment Arrangements” below.

Compensation Recoupment and Forfeiture Policy

In August 2020, upon recommendation from the Compensation Committee, the Board of Directors adopted a Compensation Recoupment and Forfeiture Policy, also known as a “clawback” policy. The policy applies to incentive-based cash compensation and incentive-based equity awards (the “Covered Amounts”) granted to or received by our current and former Section 16 officers. Under the policy, any Covered Amounts granted or received by a Section 16 officer after the date of the clawback policy’s adoption that are predicated upon our achievement of certain financial results will, in the discretion of the Board of Directors or the Compensation Committee, be subject to recoupment or forfeiture if: (1) the Company’s quarterly or annual financial statements are adjusted to correct one or more errors having a material impact on the Company’s financial statements; and (2) the Board of Directors or the Compensation Committee determine that the Section 16 officer engaged in Misconduct (as defined in the policy) that materially contributed to the need for such restatement. The amounts subject to recoupment are any Covered Amounts that are in excess of any compensation that would have been earned by the Section 16 officer based on the restated financial results. In addition to the foregoing, our Chief Executive Officer and Chief Financial Officer are subject to the compensation recovery provisions of Section 304 of the Sarbanes-Oxley Act.

Outstanding Equity Awards at December 31, 2020

The following table shows certain information regarding outstanding equity awards at December 31, 2020 for the named executive officers.

	Option Awards							Stock Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
John West	3/7/2012	8/5/2011	(1)	562,500	—	0.44	3/7/2022	—	—
	11/13/2013	11/13/2013	(1)	187,500	—	1.84	11/13/2023	—	—
	12/11/2013	12/11/2013	(1)	64,430	—	1.84	12/11/2023	—	—
	3/12/2014	3/12/2014	(1)	45,061	—	1.84	3/12/2024	—	—
	4/15/2015	4/15/2015	(1)	15,015	—	5.04	4/15/2025	—	—
	5/11/2016	5/11/2016	(1)	15,000	—	2.84	5/11/2026	—	—
	5/24/2017	5/1/2017	(2)	223,957	26,043	2.44	5/24/2027	—	—
	7/26/2017	4/1/2017	(1)	15,000	—	2.44	7/26/2027	—	—
	4/25/2018	4/25/2018	(1)	25,000	—	3.80	4/25/2028	—	—
	4/25/2018	5/1/2018	(3)	111,111	13,889	3.80	4/25/2028	—	—
	12/24/2018	12/14/2018	(4)	75,000	75,000	7.32	12/24/2028	—	—
	5/1/2019	5/1/2019	(1)	25,000	—	13.20	5/1/2029	—	—
	3/17/2020	3/17/2020	(5)	82,500	247,500	5.10	3/17/2030	—	—
	3/17/2020	—	(6)	421,000	—	5.10	3/17/2030	—	—
Aaron Tachibana	3/13/2019	3/12/2019	(7)	92,968	119,532	9.16	3/13/2029	—	—
	12/3/2019	12/1/2019	(8)	—	—	—	—	66,667	2,440,679
	3/16/2020	3/16/2020	(9)	—	—	—	—	61,875	2,265,244
	12/1/2020	3/16/2023	(10)	—	30,000	28.17	12/1/2030	—	—
Richard Chen, M.D., M.S.	3/7/2012	11/28/2011	(1)	31,885	—	0.44	3/7/2022	—	—
	11/13/2013	11/28/2013	(1)	54,347	—	1.84	11/13/2023	—	—
	5/24/2017	5/1/2017	(2)	89,583	10,417	2.44	5/24/2027	—	—
	4/25/2018	5/1/2018	(3)	33,333	4,167	3.80	4/25/2028	—	—
	12/14/2018	12/14/2018	(4)	31,250	31,250	7.32	12/14/2028	—	—
	12/3/2019	12/1/2019	(8)	—	—	—	—	6,667	244,079
	3/16/2020	3/16/2020	(5)	9,375	28,125	4.75	3/16/2030	—	—
	3/16/2020	3/16/2020	(9)	—	—	—	—	28,125	1,029,656
	12/1/2020	3/16/2023	(10)	—	30,000	28.17	12/1/2030	—	—

(1)	Fully vested as of December 31, 2020.

(2)	The shares subject to the option vest in 48 equal monthly installments measured from May 1, 2017, subject to continuous service as of each such vesting date.

(3)	The shares subject to the option vest in 36 equal monthly installments measured from May 1, 2018, subject to continuous service as of each such vesting date.

(4)	The shares subject to the option vest in 48 equal monthly installments measured from the grant date, subject to continuous service as of each such vesting date.

(5)	The shares subject to the option vest in 36 equal monthly installments measured from the grant date, subject to continuous service as of each such vesting date.

(6)	Fully vested as of December 31, 2020 based on achievement of the West Performance Option’s performance criteria as determined by the Board of Directors.

(7)	25% of the shares subject to the option vest on March 12, 2020, and the remaining shares vest in 36 equal monthly installments thereafter, subject to continuous service as of each such vesting date.

(8)	The shares subject to the restricted stock unit award vest in a series of 12 equal quarterly installments measured from December 1, 2019, subject to continuous service as of each such vesting date.

(9)	The shares subject to the restricted stock unit award vest in 12 equal quarterly installments measured from the grant date, subject to continuous service as of each such vesting date.

(10)	The shares subject to the option vest in 12 equal monthly installments measured from March 16, 2023, subject to continuous service as of each such vesting date.

Employment Arrangements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, annual target bonus and severance benefits upon a qualifying termination of employment or change in control of our company. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees. Furthermore, each of our named executive officers has executed our standard form of proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control, are described below.

John West

We entered into an initial employment agreement with Mr. West, our Chief Executive Officer, dated August 3, 2011, which set forth the initial terms and conditions of his employment with us. In June 2019, we entered into a revised employment agreement with Mr. West, which replaced and superseded Mr. West’s prior employment agreement. In May 2020, we entered into an amendment to Mr. West’s employment agreement. Mr. West is eligible to participate in our annual bonus plan, as adopted by our Board of Directors. Mr. West’s employment is at will and may be terminated at any time, with or without cause.

Aaron Tachibana

We entered into an initial offer letter with Mr. Tachibana, our Chief Financial Officer, dated March 10, 2019, which set forth the initial terms and conditions of his employment with us. In June 2019, we entered into an employment agreement with Mr. Tachibana, which replaced and superseded Mr. Tachibana’s prior offer letter. Mr. Tachibana is eligible to participate in our annual bonus plan, as adopted by our Board of Directors. Mr. Tachibana’s employment is at will and may be terminated at any time, with or without cause.

Richard Chen, M.D., M.S.

We entered into an initial offer letter with Dr. Chen, our Chief Scientific Officer, dated November 23, 2011, which set forth the initial terms and conditions of his employment with us. In June 2019, we entered into an employment agreement with Dr. Chen, which replaced and superseded Dr. Chen’s prior offer letter. Dr. Chen is eligible to participate in our annual bonus plan, as adopted by our Board of Directors. Dr. Chen’s employment is at will and may be terminated at any time, with or without cause.

Potential Payments upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation.

We have entered into an agreement with each of our named executive officers with respect to potential payments and benefits due upon a termination of employment or change in control. In June 2019, we entered into revised executive severance agreements with each of our named executive officers setting forth the terms and conditions of such potential payments and benefits due upon a termination of employment or change in control.

John West

Pursuant to his employment agreement (as amended) with us, Mr. West is entitled to accelerated vesting for each of his then-outstanding unvested equity awards that would have vested within the next 12 months if a “change in control” (as defined in the 2019 Plan or the 2011 Plan, as applicable) occurs during his employment with us.

Mr. West’s executive severance agreement provides that if Mr. West’s employment is terminated by us without “cause” (and other than as a result of his death or disability) or by Mr. West for “good reason” (each as defined in the executive severance agreement), then he will be entitled to 12 months of his then-current base salary, up to 12 months of payment of COBRA premiums for himself and his eligible dependents (or a taxable monthly payment in lieu of such payment), and accelerated vesting for each of his then-outstanding unvested equity awards that would have vested within 24 months of the date of his termination of employment, all subject to the timely execution of an effective release.

Aaron Tachibana

Mr. Tachibana’s executive severance agreement provides that if Mr. Tachibana’s employment is terminated by us without “cause” (and other than as a result of his death or disability) or by Mr. Tachibana for “good reason” (each as defined in the executive severance agreement), in either case within 12 months after a “change in control” (as defined in the executive severance agreement), then he will be entitled to 12 months of his then-current base salary, up to 12 months of payment of COBRA premiums for himself and his eligible dependents (or a taxable monthly payment in lieu of such payment), and 100% acceleration of the unvested portions of any of his then-outstanding equity awards, all subject to the timely execution of an effective release.

Richard Chen, M.D., M.S.

Dr. Chen’s executive severance agreement provides that if Dr. Chen’s employment is terminated by us without “cause” (and other than as a result of his death or disability) or by Dr. Chen for “good reason” (each as defined in the executive severance agreement), in either case within 12 months after a “change in control” (as defined in the executive severance agreement), then he will be entitled to 9 months of his then-current base salary, up to 9 months of payment of COBRA premiums for himself and his eligible dependents (or a taxable monthly payment in lieu of such payment), and 100% acceleration of the unvested portions of any of his then-outstanding equity awards, all subject to the timely execution of an effective release.

Other Compensation and Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, and accidental death and dismemberment insurance for all of our employees, including our named executive officers.

Our named executive officers did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by us during the fiscal year ended December 31, 2020. Our

Board of Directors may elect to provide our officers and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Our current named executive officers participated in our 401(k) plan and, during fiscal 2020, each received a matching contribution in the amount of $1,000.

401(k) Plan

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits under the Internal Revenue Code of 1986, as amended, or the Code, which are updated annually. Our named executive officers are eligible to participate in the 401(k) plan. We have the ability to make matching and discretionary contributions to the 401(k) plan. Beginning in 2020, we began making matching contributions to the 401(k) plan up to $1,000 per participating employee. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Perquisites and Other Personal Benefits

We do not provide perquisites or other personal benefits to our named executive officers.

No Tax Gross-Ups

In 2019 and 2020, we did not make gross-up payments to cover our named executive officers’ personal income taxes that pertained to any of the compensation or perquisites paid or provided by the Company.

Equity Compensation Plans

The principal features of our equity compensation plans are summarized below.

2020 Inducement Plan

The Compensation Committee of our Board of Directors adopted the 2020 Inducement Plan, or the 2020 Plan, in May 2020, which became effective upon adoption. The 2020 Plan was adopted without stockholder approval, as permitted by the Nasdaq listing rules. The 2020 Plan provides for the grant of equity-based awards, including nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation, and its terms are substantially similar to the stockholder-approved 2019 Plan. In accordance with relevant Nasdaq listing rules, awards under the 2020 Plan may only be made to individuals who were not previously employees or non-employee directors of ours (or following such individuals’ bona fide period of non-employment with us), as an inducement material to the individuals entry into employment with us.

2019 Equity Incentive Plan

In May 2019 our Board of Directors adopted, and in June 2019 our stockholders approved, our 2019 Equity Incentive Plan, or 2019 Plan.

The 2019 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity-based awards, all of which may be granted to employees, including officers, non-employee directors, and consultants of us and our affiliates. Incentive stock options may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.

Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2019 Plan. Our Board of Directors has delegated concurrent authority to administer our 2019 Plan to the Compensation Committee under the terms of the Compensation Committee’s charter. Our Board of Directors may also delegate to one or more of our officers the authority to designate employees (other than other officers) to be recipients of certain awards, and determine the number of shares of common stock to be subject to such awards.

Subject to the terms of the 2019 Plan, the plan administrator has the authority in its discretion to, among other things, select recipients of awards, determine the number of shares, terms and conditions and forms of agreement related to awards, construe and interpret terms of the plan and awards, and prescribe, amend and rescind rules related to the plan. All actions of the plan administrator will be final and binding on all persons.

The plan administrator also has the authority to modify outstanding awards under our 2019 Plan, and to reduce the exercise, purchase or strike price of any outstanding award, cancel any outstanding award in exchange for a new award, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock options and restricted stock unit awards are granted pursuant to award agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of our 2019 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. All awards granted under our 2019 Plan vest at the rate specified in the award agreement as determined by the plan administrator. Except as otherwise provided in the applicable award agreement, upon a participant’s termination of continuous service, restricted stock unit awards that have not vested will be forfeited. Except as otherwise provided in the 2019 Plan and applicable award agreement, options will remain exercisable for a 90-day period following a participant’s termination of services, except that, in general, (i) options terminate immediately upon a termination for cause, (ii) options remain exercisable for 12 months following a termination due to disability, (iii) options remain exercisable for 18 months following a termination due to death, and (iv) if a participant dies during the 90-day period or 12-month period described in (i) or (ii), options shall not expire until the earlier of 18 months after the participant’s death, any termination in connection with a change in control, the expiration date of the option or the day before the tenth anniversary of the grant date. The equity awards held by our Named Executive Officers are also subject to the vesting acceleration benefits described above under “—Potential Payments upon Termination or Change of Control.”

Our 2019 Plan provides that in the event of a corporate transaction, the successor corporation may assume each outstanding award or may substitute similar awards for each outstanding award. If outstanding awards are not assumed or substituted, the vesting of such awards held by current service providers will accelerate in full prior to the consummation of the transaction, and any awards not exercised will terminate upon closing of the corporate transaction. In addition, the plan administrator may provide for unexercised awards that will otherwise terminate upon closing of the corporate transaction to be cancelled at closing in exchange for a payment equal in value to the amount such award holder would have received in such transaction upon exercise of the award, minus the exercise price.

Under the 2019 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

2019 Employee Stock Purchase Plan

In May 2019 our Board of Directors adopted, and in June 2019 our stockholders approved, the 2019 Employee Stock Purchase Plan, or the ESPP. The purpose of the ESPP is to enable our eligible employees, through payroll deductions or cash contributions, to purchase shares of our common stock, to increase our employees’ interest in our growth and success and encourage employees to remain in our employment.

Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the ESPP. Our Board of Directors has delegated concurrent authority to administer the ESPP to our Compensation Committee. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances.

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for our U.S. employees. In addition, the ESPP authorizes grants of purchase rights that do not comply with Section 423 of the Code under a separate non-423 component. In particular, where such purchase rights are granted to employees who are employed or located outside the United States, our Board of Directors may adopt rules that are beyond the scope of Section 423 of the Code.

Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board of Directors, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (1) 85% of the fair market value of a share of our common stock on the first date of an offering or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

In the event of certain significant corporate transactions, including the consummation of: (1) a sale of all our assets, (2) the sale or disposition of 90% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, and (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately.

2011 Equity Incentive Plan

In October 2011, our Board of Directors adopted, and in November 2011 our stockholders approved, our 2011 Equity Incentive Plan, or 2011 Plan. Our 2011 Plan provided for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards to our employees, directors, and consultants and those of our affiliates.

Our 2011 Plan was terminated prior to the closing of our initial public offering in June 2019, and therefore no new awards may be issued from this plan. However, outstanding options granted under the 2011 Plan will remain outstanding, subject to the terms of the 2011 Plan and the relevant award agreement, until such options are exercised or they terminate or expire by their terms. Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2011 Plan.

Except as otherwise provided in the 2011 Plan and applicable award agreement, options granted under the 2011 Plan will remain exercisable for a three-month period following a participant’s termination of services, except that, in general, (i) options terminate immediately upon a termination for cause, (ii) options remain exercisable for 12 months following a termination due to disability, and (iii) options remain exercisable for 18 months following a termination due to death.

Our 2011 Plan provides that in the event of a corporate transaction, the successor corporation may assume each outstanding award or may substitute similar awards for each outstanding award. If outstanding awards are not assumed or substituted, the vesting of such awards held by current service providers will accelerate in full prior to the consummation of the transaction, and any awards not exercised will terminate upon closing of the corporate transaction. In addition, the plan administrator may provide for unexercised awards that will otherwise terminate upon closing of the corporate transaction to be cancelled at closing in exchange for a payment equal in value to the amount such award holder would have received in such transaction upon exercise of the award, minus the exercise price.

Under the 2011 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Emerging Growth Company Status

We became a public company in June 2019, and we are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) December 31, 2024, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities, or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2020

The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)		Weighted- average exercise price of outstanding options and rights (b) (1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	5,789,224	(2)	$6.78	2,297,651	(3)
Equity compensation plans not approved by stockholders	199,300	(4)	14.20	800,700

Total	5,988,524		$6.94	3,098,351

(1)	Excludes restricted stock unit awards, which have no exercise price.

(2)

Consists of outstanding awards under the 2011 Plan and the 2019 Plan. Excludes purchase rights accruing under the ESPP. Each offering under our ESPP consists of one six-month purchase period and eligible employees may purchase shares of our common stock at a price equal to 85% of the fair market value of our common stock on the first or last day of the offering period, whichever is lower.

(3)

As of December 31, 2020, 1,977,069 shares of common stock remained available for future issuance under the 2019 Plan, and 320,582 shares of common stock remained available for future issuance under the ESPP. The number of shares remaining available for future issuance under the 2019 Plan automatically increases on January 1st each year, through and including January 1, 2029, in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the preceding fiscal year, or a lesser number of shares as determined by the Board of Directors prior to the beginning of each year. On January 1, 2021, the number of shares available for issuance under the 2019 Plan automatically increased by 1,955,277 shares. The number of shares remaining available for future issuance under the ESPP automatically increases on January 1st of each year through and including January 1, 2029, in an amount equal to the least of (i) 1% of the total number of shares of common stock outstanding on such December 31, (ii) 500,000 shares of common stock, or (iii) a number of shares as determined by the Board of Directors prior to the beginning of each year. On January 1, 2021, the number of shares available for issuance under the ESPP automatically increased by 391,055 shares.

(4)	Consists of outstanding awards under the 2020 Plan.

DIRECTOR COMPENSATION

The following table shows for the year ended December 31, 2020 certain information with respect to the compensation of our non-employee directors:

Director Compensation for 2020

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)	Total
Patrick Balthrop (3)	$56,000	$91,135	$147,135
A. Blaine Bowman	50,000	91,135	141,135
Alan Colowick, M.D.	45,000	91,135	136,135
Karin Eastham	55,000	91,135	146,135
Kenneth Ludlum	61,500	91,135	152,635
Jonathan MacQuitty, Ph.D.	92,000	91,135	183,135
Paul Ricci	56,000	91,135	147,135

(1)

Amounts represent the aggregate grant date fair value of stock options granted to our non-employee directors during 2020, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the non-employee directors.

(2)

The aggregate number of shares outstanding under all options held by our non-employee directors as of December 31, 2020 are set forth in the table below. As of December 31, 2020, none of our non-employee directors held unvested stock awards other than options.

(3)	Mr. Balthrop resigned from our Board of Directors in March 2021.

Name	Number of Shares Underlying Option Awards
Patrick Balthrop	65,459
A. Blaine Bowman	44,000
Alan Colowick, M.D.	44,000
Karin Eastham	38,000
Kenneth Ludlum	29,000
Jonathan MacQuitty, Ph.D.	111,500
Paul Ricci	139,000

The table above does not include Mr. West because he receives no additional compensation for services provided as a director.

Non-Employee Director Compensation Policy

We have adopted a non-employee director compensation policy, pursuant to which our non-employee directors will be eligible to receive cash compensation for service on our Board of Directors and committees of our Board of Directors. Our non-employee director compensation policy was most recently amended in February 2021.

Commencing with the quarter starting January 1, 2021, each non-employee director receives an annual cash retainer of $40,000 for serving on our Board of Directors.

The Lead Independent Director, as applicable, is entitled to a cash retainer of $60,000 in lieu of the annual retainer received by other non-employee directors for serving as our Lead Independent Director.

The Chair of the Board, as applicable, is entitled to a cash retainer of $80,000 in lieu of the annual retainer received by other non-employee directors for serving as our Chair.

The Chairperson and members of the three committees of our Board of Directors are entitled to the following additional annual cash retainers:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$20,000	$10,000
Compensation Committee	15,000	7,500
Nominating and Corporate Governance Committee	10,000	5,000

All annual cash compensation amounts are payable in equal quarterly installments in arrears no later than 30 days following the end of each fiscal quarter in which the service will occur, prorated for any partial quarter of service.

Under our non-employee director compensation policy, newly appointed or elected non-employee directors will automatically receive two initial equity awards as follows: (i) a nonstatutory stock option to purchase a number of shares of our common stock with a value of $100,000 determined using Black-Scholes’ valuation methodology based on the average closing price of our common stock over the 90 calendar days prior to the grant date and with such number of shares rounded down to the nearest whole share and (ii) a restricted stock unit award covering a number of shares of our common stock with a value of $100,000 determined by dividing such dollar value by the average closing price of our common stock over the 90 calendar days prior to the grant date and rounding down to the nearest whole share. Each initial equity award will vest in a series of three successive equal annual installments over the three-year period measured from the date of grant, such that the shares will be fully vested on the third anniversary of the date of grant, subject to the director’s continuous service (as defined in the 2019 Plan) on the Board of Directors through each such date.

Thereafter, at the close of business on the date of each annual meeting of our stockholders, each non-employee director continuing in office will automatically receive two annual equity awards as follows: (x) a nonstatutory stock option to purchase a number of shares of our common stock with a value of $70,000 determined using Black-Scholes’ valuation methodology based on the average closing price of our common stock over the 90 calendar days prior to the grant date and with such number of shares rounded down to the nearest whole share and (y) a restricted stock unit award covering a number of shares of our common stock with a value of $70,000 determined by dividing such dollar value by the average closing price of our common stock over the 90 calendar days prior to the grant date and rounding down to the nearest whole share. Each annual equity award will vest upon the earlier of the one (1) year anniversary of the grant date or the day prior to our next annual meeting occurring after the grant date, subject to the director’s continuous service on the Board of Directors through each such date.

In addition, in the event of a change in control (as defined in the 2019 Plan) of the Company, the shares underlying such grants will vest and become exercisable immediately prior to the effectiveness of such change in control.

The exercise price per share of each stock option granted under the non-employee director compensation policy will be equal to 100% of the Fair Market Value (as defined in the 2019 Plan) of the underlying common stock on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us or a corporate transaction, each as provided under the 2019 Plan, except that the post-termination exercise period for each stock option granted pursuant to the non-employee director compensation policy shall equal the lesser of (i) 36 months from the date of termination of the Non-Employee Director’s Continuous Service for any reason other than removal with cause by a vote of the stockholders in accordance with our bylaws and (ii) the remaining period of the applicable stock option’s ten-year term.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

The following is a summary of transactions since January 1, 2019, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation.”

Related Person Transactions Policy

In connection with our initial public offering, we adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are, were or will be participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or holder of 5% or more of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, each director and executive officer must identify, and we will request each significant stockholder to identify, any related person transaction involving such director or executive officer or his or her affiliates and immediate family members and must seek approval from the Audit Committee before he or she or, with respect to immediate family members or any of their affiliates, before they, may engage in the transaction. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. In considering related person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products, and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Transactions With or Involving Related Persons

Amended and Restated Investor Rights Agreement

We entered into an amended and restated investor rights agreement, or the IRA, with certain holders of our convertible preferred stock, including certain holders of 5% or more of our capital stock and entities with which certain of our directors are affiliated. The IRA provides that the holders of common stock issuable upon conversion of our convertible preferred stock have the right to demand that we file a registration statement or request that their shares of common stock be covered by a registration statement that we are otherwise filing. In addition to registration rights, the IRA provided for certain information rights and a right of first offer. The provisions of the IRA, other than those related to registration rights, terminated upon the closing of our initial public offering in June 2019.

Voting Agreement

We entered into an amended and restated voting agreement under which certain holders of our capital stock, including certain holders of 5% or more of our capital stock and entities affiliated with certain of our directors, agreed to vote in a certain way on certain matters, including with respect to the election of directors. The amended and restated voting agreement terminated upon the closing of our initial public offering in June 2019.

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and officers in addition to the indemnification provided for in our bylaws. With certain exceptions, these agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by any of these individuals in connection with any action, proceeding, or investigation. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers, directors and 10% stockholders file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of the reports furnished to us and written representations that no other reports were required, we believe that during our fiscal year ended December 31, 2020, all Section 16(a) filing requirements were satisfied on a timely basis.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Personalis stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, notify our Secretary at 1-650-752-1300 or send a written request to: Secretary at Personalis, 1330 O’Brien Drive, Menlo Park, California 94025. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Jonathan MacQuitty
Jonathan MacQuitty, Ph.D.
Chair of the Board of Directors

April 1, 2021

A copy of our Annual Report to the SEC on Form 10-K for the year ended December 31, 2020 is available without charge upon written request to: Secretary, Personalis, Inc., 1330 O’Brien Drive, Menlo Park, California 94025.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 13, 2021. Have your PERSONALIS, INC. proxy card in hand when you access the web site and follow the instructions to 1330 O’BRIEN DRIVE obtain your records and to create an electronic voting instruction form. MENLO PARK, CA 94025 During The Meeting—Go to www.virtualshareholdermeeting.com/PSNL2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 13, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D39893-P48777 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PERSONALIS, INC. The Board of Directors recommends you vote FOR each of the following Class II nominees: 1. Election of Directors Nominees: For Withhold    01) John West ! ! 02) Alan Colowick, M.D. ! ! The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public ! ! ! accounting firm for the year ending December 31, 2021. NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D39894-P48777 PERSONALIS, INC. Annual Meeting of Stockholders May 14, 2021 9:00 AM Pacific Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) John West and Stephen Moore, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Personalis, Inc. that the stockholder(s) is/are entitled to vote at the2021 Annual Meeting of Stockholders to be held on May 14, 2021 at 9:00 a.m. Pacific Time atwww.virtualshareholdermeeting.com/PSNL2021, and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, and, with respect to such other business as may properly come before the meeting or any adjournments or postponements thereof, as said proxies deem advisable. Continued and to be signed on reverse side.